FOR IMMEDIATE RELEASE

Contact: Tom Hoyer Executive Vice President, Chief Financial Officer (954) 759-6991	John Scherer Vice President, Treasurer (954) 760-6556

NATIONSRENT FOURTH QUARTER 2005 CONFERENCE CALL
SUPPLEMENTAL INFORMATION

FORT LAUDERDALE, Florida – March 30, 2006 – As announced on March 27, 2006, NationsRent Companies, Inc. will hold a conference call to discuss its fourth quarter financial results and general business conditions on Friday, March 31, 2006 at 2:00 p.m. Eastern Time (ET). The Company filed its Annual Report on Form 10-K for the year ended December 31, 2005 with the Securities and Exchange Commission (SEC) on March 30, 2006.

The conference call will include a discussion of earnings before interest, taxes, depreciation, amortization and reorganization items including the reversal of pre-petition tax liabilities (defined herein as “EBITDA”), which is a non-GAAP financial measure of operating results. The table below provides a reconciliation between net income or loss and EBITDA for the periods indicated:

Non-GAAP Disclosure Reconciliation

($ in Millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2005	2004	2005	2004
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net income (loss)	$7.9	$4.4	$18.4	$(0.6)
Interest expense, net	10.7	7.3	38.7	30.3
Provision for income taxes	3.6	--	3.9	--
Rental equipment and vehicle depreciation	28.9	30.6	121.8	117.5
Non-rental depreciation and amortization	2.2	1.9	8.3	7.2
Restricted stock amortization	0.1	0.2	0.6	3.6
Reorganization items, net and reversal
of pre-petition tax liabilities	--	(1.0)	(0.3)	(1.9)

EBITDA	$53.4	$43.4	$191.4	$156.1

Our conference call will also include a discussion of our 2006 outlook:

•	6% to 8% growth in equipment rental revenue

•	18% to 20% growth in the sales of new equipment, merchandise, service, parts and supplies

•	20% to 22% reduction in the sale of rental equipment

•	2% to 3% growth in cost of equipment rentals

•	2% to 3% growth in SG&A

•	Approximately $210 million of EBITDA

•	Capital expenditures for rental equipment, net of proceeds from the sale of rental equipment, of approximately $100 million

•	Capital expenditures for non-rental assets of approximately $15 million

Management believes EBITDA is relevant and useful information that is commonly used by analysts, investors and other interested parties. EBITDA is presented to provide additional information regarding our ability to meet our future debt service obligations, planned capital expenditures and working capital requirements. EBITDA should not be considered in isolation or as a substitute for net income or loss, cash flow provided or used by operating activities or other income or cash flow data prepared in accordance with Generally Accepted Accounting Principles, in the United States, (“GAAP”) or as a measure of our profitability or liquidity. EBITDA excludes components that are significant in understanding and assessing our results of operations, cash flows and liquidity. In addition, EBITDA is not a term defined by GAAP and, as a result, might not be comparable to similarly titled measures used by other companies.

Conference Call Information
Date: Friday, March 31, 2006
Time: 2:00 p.m. (ET)
Dial-In Number: (800) 289-0544

Replays of the conference call can be accessed from 5:00 p.m. (ET) on March 31, 2006 through midnight (ET) April 12, 2006 by dialing (888) 203-1112 plus the pass code 1148327#

About NationsRent
NationsRent is headquartered in Fort Lauderdale, Florida, and is one of the largest full service equipment companies in the United States, operating 269 locations (including 100 at Lowe’s Home Improvement locations) in 26 states. NationsRent specializes in rentals and also sells new and used equipment with related merchandise, parts and supplies, and provides maintenance and repair services. NationsRent offers a broad range of high-quality construction equipment with a focus on superior customer service at affordable prices with convenient locations in major metropolitan markets throughout the U.S. More information is available at http://www.nationsrent.com.

All statements other than statements of historical fact included in this news release regarding the Company’s financial condition, business strategy, plans, anticipated growth rates, and objectives of management of the Company for future operations are forward-looking statements. Forward-looking statements are intended to provide management’s current expectations or plans for the future operating and financial performance of the Company based upon information currently available and assumptions currently believed to be valid. Forward-looking statements can be identified by the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plans,” “strategy,”, “outlook”, “project,” and other words of similar meaning in connection with a discussion of future operating or financial performance. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors that include, but are not limited to, risks associated with the Company’s high degree of leverage, management’s ability to successfully execute its business strategy, competition in the equipment rental industry, the economy in general or construction spending in particular, and other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission. The Company has no current intention or obligation to update these forward-looking statements, even if its situation or expectations change in the future.